UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  February 6, 2012

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone St.
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Pacific Financial Corporation ("Pacific") is furnishing information in accordance with Regulation FD regarding its financial results for the year ended December 31, 2011.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in any such filing.

Pacific's net income for the three and twelve months ended December 31, 2011, was $579,000, and $2,818,000, respectively, compared to $18,000 and $1,634,000 for the three and twelve month periods ended December 31, 2010.  The improvement in net income for the three month period was primarily related to an increase in net interest income and a decrease in other real estate owned (“OREO”) write downs, which were partially offset by an increase in provision for credit losses.  The increase in net income for the twelve month period was primarily related to an increase in net interest income and a decrease in provision for credit losses which were partially offset by a decrease in gain on sale of loans.   Net interest margin increased to 4.08% for the twelve months ended December 31, 2011, compared to 3.96% for the same period of the prior year.

Provision for credit losses for the three and twelve months ended December 31, 2011, was $950,000 and $2,500,000, compared to $750,000 and $3,600,000 for the same periods a year ago.  The decrease in provision for credit losses in the twelve month period is due to improving credit quality as evidenced by decreases in net charge-offs, substandard loans, and impaired loans.  Net charge-offs totaled $1,990,000 for the twelve months ended December 31, 2011 compared to $4,075,000 for the same period in 2010, and loans classified as substandard decreased $5,285,000 from year end 2010 to December 31, 2011.  Impaired loans decreased $241,000 to $11,432,000 at December 31, 2011.

Non-performing loans totaled $14,433,000 at December 31, 2011, compared to $9,999,000 at December 31, 2010.  Non-performing assets totaled $22,158,000, or 3.46% of total assets, at December 31, 2011, compared to $16,579,000, or 2.57% of total assets, at December 31, 2010.  The increase in non-performing assets is due largely to one commercial real estate loan totaling $3,627,000, which was placed on non-accrual status during the year, and an increase in OREO by $1,145,000.

Net interest income for the three and twelve months ended December 31, 2011, increased $411,000 and $806,000, respectively, compared to the same periods of the prior year.  The increase is primarily the result of lower costs of funds, as rates paid on certificates of deposits and other deposits decreased.  The Company continues to roll off brokered deposits as they mature.  During the twelve months ended December 31, 2011, $10.9 million in brokered deposits matured, contributing to the decrease in the cost of funds.

Non-interest income for the three months ended December 31, 2011 increased by $202,000, or 8.98%, compared to the same period in 2010.  The increase was mostly the result of an increase in the gain on sale of investments of $142,000 and an increase in the gain on sale of loans of $101,000.  Non-interest income for the twelve months ended December 31, 2011 decreased $837,000, or 9.90%, compared to the same period in 2010.  The decrease for the twelve month period is mostly attributable to decreases in gain on sales of loans and OREO, as well as an other-than-temporary-impairment loss of $330,000.  Non-interest expense for the three and twelve months ended December 31, 2011 decreased by $628,000 and $752,000, or 8.40% and 2.85%, respectively, compared to the same periods in 2010.  The decreases were primarily related to reductions in FDIC assessments, OREO write downs and operating costs, and occupancy and equipment expenses.  These were partially offset by increases in salaries and employee benefits related to annual performance and merit increases and data processing costs related to a core system conversion in April 2011.

Total assets decreased 0.49% to $641.3 million at December 31, 2011, compared to $644.4 million at December 31, 2010.  Increases in investments, loans and OREO were offset by a decrease in cash, which was expected given scheduled maturities of short-term advances and brokered certificates of deposits during 2011.  Total loans, including loans held for sale, were $489.4 million at December 31, 2011, up $13.6 million from $475.8 million at year-end 2010.  The increase in loans was primarily in commercial and industrial loans and owner occupied commercial real estate loans.  The ratio of the allowance for credit losses to total loans outstanding was 2.34% and 2.28% at December 31, 2011 and 2010, respectively.

Capital ratios continue to exceed regulatory requirements for well-capitalized institutions.  Tier 1 leverage and total risk based capital ratios at December 31, 2011 for the Company’s subsidiary, Bank of the Pacific, were 10.35% and 15.05%, respectively, compared to 9.80% and 14.62% at December 31, 2010, respectively.  Pacific's unaudited consolidated balance sheets at December 31, 2011 and 2010, and unaudited consolidated statements of operations and selected performance ratios for the three and twelve months ended December 31, 2011 and 2010, follow.

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Balance Sheets

December 31, 2011 and December 31, 2010

(Dollars in thousands) (Unaudited)

	December 31, 2011	December 31, 2010
Assets
Cash and due from banks	$ 12,607	$ 7,428
Interest bearing deposits in banks	28,525	54,330
Investment securities available-for-sale (amortized cost of
$47,015 and $42,402)	47,652	41,893
Investment securities held-to-maturity (fair value of $7,118
and $6,584)	7,025	6,454
Federal Home Loan Bank stock, at cost	3,182	3,182
Loans held for sale	14,541	10,144

Loans	474,893	465,681
Allowance for credit losses	11,127	10,617
Loans, net	463,766	455,064

Premises and equipment	14,884	15,181
Other real estate owned	7,725	6,580
Accrued interest receivable	2,156	2,334
Cash surrender value of life insurance	17,275	16,748
Goodwill	11,282	11,282
Other intangible assets	1,268	1,303
Other assets	9,366	12,480

Total assets

$641,254

$644,403

Liabilities and Shareholders' Equity

Deposits:
Demand, non-interest bearing	$108,899	$ 95,115
Savings and interest-bearing demand	286,642	253,347
Time, interest-bearing	152,509	196,492
Total deposits	548,050	544,954

Accrued interest payable	1,490	1,380
Secured borrowings	741	925
Short-term borrowings	- -	10,500
Long-term borrowings	10,500	10,500
Junior subordinated debentures	13,403	13,403
Other liabilities	3,800	2,972
Total liabilities	577,984	584,634

Shareholders' Equity

Common Stock (par value $1); 25,000,000 shares authorized; 10,121,853 shares issued and outstanding at December 31, 2011 and December 31, 2010	10,122	10,122
Additional paid-in capital	41,342	41,316
Retained earnings	12,051	9,233
Accumulated other comprehensive loss	(245)	(902)
Total shareholders' equity	63,270	59,769

Total liabilities and shareholders' equity

$641,254

		$644,403

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Statements of Income

Three and twelve months ended December 31, 2011 and 2010

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Interest and dividend income
Loans	$6,727	$7,021	$27,186	$28,520
Investment securities and FHLB dividends	492	498	2,040	2,224
Deposits with banks and federal funds sold	15	24	92	116
Total interest and dividend income	7,234	7,543	29,318	30,860

Interest Expense
Deposits	912	1,457	4,643	6,574
Other borrowings	157	332	990	1,407
Total interest expense	1,069	1,789	5,633	7,981

Net Interest Income	6,165	5,754	23,685	22,879
Provision for credit losses	950	750	2,500	3,600
Net interest income after provision for credit losses	5,215	5,004	21,185	19,279

Non-interest Income
Service charges on deposits	449	445	1,799	1,783
Net gain (loss) on sales of other real estate owned	43	(13)	(83)	260
Gain on sales of loans	1,410	1,309	3,593	4,168
Net gain on sales of investments available-for-sale	162	20	698	422
Other-than-temporary-impairment loss	(87)	- -	(330)	- -
Earnings on bank owned life insurance	129	132	527	541
Other operating income	346	357	1,410	1,277
Total non-interest income	2,452	2,250	7,614	8,451

Non-interest Expense
Salaries and employee benefits	3,535	3,617	13,723	13,530
Occupancy and equipment	626	723	2,534	2,766
Other real estate owned write-downs	450	708	1,049	1,272
Other real estate owned operating costs	157	189	450	614
Professional services	165	185	739	767
FDIC and State assessments	227	318	938	1,361
Data processing	495	445	1,415	1,247
Other	1,197	1,295	4,800	4,843
Total non-interest expense	6,852	7,480	25,648	26,400

Income before income taxes	815	(226)	3,151	1,330
Income taxes (benefit)	236	(244)	333	(304)
Net Income	$ 579	$ 18	$ 2,818	$ 1,634

Earnings per common share:
Basic	$0.06	$0.00	$0.28	$0.16
Diluted	0.06	0.00	0.28	0.16
Weighted Average shares outstanding:
Basic	10,121,853	10,121,853	10,121,853	10,121,853
Diluted	10,121,853	10,121,853	10,121,870	10,121,853

PACIFIC FINANCIAL CORPORATION
Selected Performance Ratios

	Twelve months ended December 31,
	2011	2010

Net interest margin (1)	4.08%	3.96%
Efficiency ratio (2)	81.95%	84.26%
Return on average assets	0.44%	0.25%
Return on average common equity	4.45%	2.77%

	As of Period End

	December 31, 2011	December 31, 2010

Book value per common share	$6.25	$5.90
Tangible book value per common share (3)	$5.01	$4.66

Tier 1 Leverage Ratio	10.35%	9.80%
Tier 1 Risk Based Capital Ratio	13.79%	13.35%
Total Risk Based Capital Ratio	15.05%	14.62%

(1)     Net interest income divided by average earnings assets.

(2)     Non-interest expense divided by the sum of net interest income and noninterest income.

(3)     Total shareholders’ equity less intangibles divided by shares outstanding.

SUMMARY OF NON-PERFORMING ASSETS (in thousands)	December 31, 2011	December 31, 2010

Accruing loans past due 90 days or more	$ 299	$ - -
Restructured loans on accrual status	398	- -
Non-accrual loans (1)	13,736	9,999
Total non-performing loans	14,433	9,999

Other real estate owned and repossessions	7,725	6,580

TOTAL non-performing assets	$ 22,158	$ 16,579

Non-performing loans to total loans (2)	3.04%	2.15%
Non-performing assets to total assets	3.46%	2.57%
Allowance for loan losses to non-performing loans	77.09%	106.18%
Allowance for loan losses to total loans (2)	2.34%	2.28%

(1) Includes $7,734,000 and $932,000 in non-accrual troubled debt restructured loans (“TDRs”) as of December 31, 2011 and December 31, 2010, respectively. (2) Excludes loans held for sale.

Loan Composition (in thousands)	December 31, 2011	December 31, 2010

Commercial and industrial	$ 90,731	$ 84,575
Real estate:
Construction, land development and other land loans	47,156	46,256
Residential 1-4 family	90,552	89,212
Multi-family	7,682	9,113
Commercial real estate – owner occupied	118,469	109,936
Commercial real estate – non owner occupied	103,005	106,079
Farmland	23,752	22,354
Consumer	8,928	9,128
Less unearned income	(841)	(828)
Total Loans (1)	$ 489,434	$ 475,825

(1)  Includes loans held for sale.

Deposit Composition (in thousands)	December 31, 2011	December 31, 2010

Non-interest bearing demand	$ 108,899	$ 95,115
Interest bearing demand	122,160	103,358
Money market deposits	99,031	93,996
Savings deposits	65,451	55,993
Time deposits	152,509	196,492
Total deposits	$ 548,050	$ 544,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION

DATED: February 6, 2012	By	/s/ Denise Portmann
Denise Portmann Chief Financial Officer